ZipRealty Announces Fourth Quarter and Full Year 2011 Results

Expands Powered By Zip Network by Partnering with Top Ranked Local Brokerages

Realigns Business to Support Growth in 2012

EMERYVILLE, Calif. – March 6, 2012 - ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the nationally-ranked real estate brokerage powered by proprietary technology and effective online marketing, today announced financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011

Net revenues were $18.5 million, a 31% decrease from the $27.0 million reported in the fourth quarter last year. Excluding markets closed during the year, net revenues of $18.1 million decreased 19% from the same market net revenues of $22.4 million in the fourth quarter last year. The Company’s net loss for the quarter was $2.0 million, or $0.10 per share, compared to a net loss of $4.0 million, or $0.20 per share, in the period one year ago. Adjusted EBITDA loss for the quarter was $872,000 versus a loss of $2.6 million in the fourth quarter last year.

Full Year 2011

Net revenues were $85.1 million, a 28% decrease from the $118.7 million reported for the full year 2010. Excluding markets closed during the year, net revenues of $81.9 million for 2011 decreased 16% from the same market net revenues of $97.3 million in 2010. The Company’s net loss for the year was $9.7 million, or $0.47 per share, compared to a net loss of $15.6 million, or $0.76 per share, in the prior year. Adjusted EBITDA loss for the year 2011 was $3.0 million versus a loss of $9.9 million in 2010.

Lanny Baker, President and CEO of ZipRealty, commented, “Driving ZipRealty’s brokerage operation to a cash flow positive financial position is our primary near-term operating objective, and the Company’s second half results show clear progress on this front. Additionally, our recent reorganization and restructuring actions have greatly contributed to that effort, and we expect to have the Company in a cash flow positive position in 2012.”

“As the bottom line performance of our brokerage operation improves, we are aligning ZipRealty to fully develop its competitive strengths in real estate technology and online marketing in order to attract and serve growing numbers of real estate customers as well as elite real estate agents and leading third-party brokerages. Recent changes to our website and mobile products are driving significant gains in organic traffic in early 2012 and contributing to improved trends in customer lead volume. The Powered by Zip network now has six top-ranked local brokerages using ZipRealty systems to serve online customers, and we expect to add partners and further develop this business opportunity in 2012.”

The Company announced the following operating metrics for the fourth quarter of 2011:

•	The total value of real estate transactions closed decreased to $647 million in the fourth quarter of 2011 versus $1,088 million in the same period last year. The total value of same market real estate transactions closed was $633 million in the fourth quarter of 2011 versus $906 million in the same period last year.

•	Average net transaction revenue per close was $5,890 compared to $5,155 in the same period last year. Same market average net transaction revenue per close was $5,900 compared to $5,538 in last year’s fourth quarter.
•	The total number of transactions closed in the quarter was 2,921 compared to 4,930 in the same period last year. Same market total transactions closed were 2,850 compared to 3,755 in the prior year’s fourth quarter.
•	At December 31, 2011, there were 1,701 ZipRealty agents engaged, down from 3,403 agents at the end of the fourth quarter last year and 2,043 agents at September 30, 2011.

Balance Sheet & Liquidity

As of December 31, 2011, the Company had approximately $22.1 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to September 30, 2011, the Company’s cash, cash equivalents and short-term investments decreased by approximately $2.2 million.

Financial Outlook

Based on current information, the Company expects first quarter 2012 net revenues to be approximately $15 million and anticipates that Adjusted EBITDA will be a loss of approximately $2.0 to $2.5 million.

For the year 2012, the Company expects to achieve positive Adjusted EBITDA.

Mr. Baker commented, “The housing market appears to us to be stabilizing in some areas, although the dampening effects of high unemployment, declining inventory, further foreclosures and tightened lending standards still present challenges. In that environment, ZipRealty is committed to providing serious real estate consumers with a powerful combination of authoritative information and personalized, anticipatory service. Our objective is to create a home buying or selling process that is customized, transparent and as effective as possible, for both the consumer and their agent. We plan to do this by delivering technology that gives the consumer control and confidence over the process, while arming the agent with systems that give them insight into their customers’ needs and the markets’ possibilities.”

Recent Highlights

•	ZipRealty continues to expand the Powered by Zip network, adding three more powerhouse brokerages during the fourth quarter and validating the market opportunity to pair ZipRealty’s unique systems with the local expertise of leading brokerages and agents. New members of the Powered by Zip network include: In Raleigh, PBZ partner Coldwell Banker Howard Perry and Walston is the number one real estate brokerage in the Greater Triangle area; in Philadelphia, CB Hearthside Realtors is the number one Coldwell Banker affiliate in the state of Pennsylvania; and in Nashville, Bob Parks Realty is the number three brokerage in the market. All of the Powered by Zip partners – now six in total – are ranked within the top three brokerages in their local market, and by using ZipRealty’s technology platform and online marketing capabilities to better serve today’s online real estate consumer, these leading brokerages have been able to increase their transaction volume, market share and lead conversion rates. As of today, more than 10% of the business opportunity originated by ZipRealty’s online marketing and product activities is being serviced by Powered by Zip partners.

•	ZipRealty released several enhancements to its website and mobile applications intended to better showcase the talents and experience of all-star agents and to involve them in all aspects of its consumer facing technology. The new Persistent Agent Bar, a co-branded version of which is available for partner agents, engages registered home buyers or sellers on every page of the ZipRealty website, demonstrating that their agent is always conveniently available and ready to help. ZipRealty’s groundbreaking new Agent Reviews and Ratings feature invites customers to provide feedback and commentary on the agents who have served them, creating a powerful mechanism for agents to display their strengths and expertise to new potential clients, and helping new clients more easily evaluate the skills of each agent and select an agent best-suited to their personal needs and preferences.

•	In February 2012, the Company undertook a further restructuring and realignment to more efficiently support its owned & operated brokerage business, to position its technology and marketing operations for continued growth of Powered by Zip, and to reduce expenses and refocus resources to achieve sustainable profitability.

The plan includes the following components:

o	Reorganized Product & Marketing functions under a single executive leader charged with developing and delivering world-class real estate technology and marketing solutions for the ZipRealty Brokerage as well as the growing network of Powered by Zip partner real estate brokerages
o	The formation of a Brokerage division of the company to encompass all aspects of the ZipRealty Real Estate Brokerage
o	Reducing the field sales support workforce by roughly 16%
o	Reducing the corporate sales support and administrative workforce by roughly 20%
o	Reorganizing the corporate sales support and administrative departments to reduce fixed operating costs, better match corporate resources to the Company’s current operating needs, and to bring new talent into the Company as appropriate

ZipRealty expects to achieve annualized operating expense savings, excluding cost of revenue, in excess of $7 million once all of the programs announced today have been fully implemented. ZipRealty expects to incur restructuring charges of approximately $0.9 million related primarily to severance and other exit costs in the first quarter of 2012.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss fourth quarter financial results will be webcast live on Tuesday, March 6, 2012 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 800-510-9834, passcode: 42659675. A replay of the call will also be available through March 13, 2012 at 888-286-8010, passcode: 88029066.

About ZipRealty, Inc.

ZipRealty is a leading national provider of proprietary technology and online marketing capabilities in the residential real estate brokerage industry. For home buyers and sellers who increasingly demand control, choice and seamless, customized service, the Company offers Internet-enabled, state-of-the-art technology and access to information that real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish experience to their clients. For real estate professionals who seek more productive ways to conduct business in our fiercely competitive industry, the Company provides technology and online marketing tools to enhance their online sales channel, including the attraction, incubation and service of their clients. The Company’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 21 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in six markets. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding driving the Company’s brokerage operations to a cash flow positive financial position, expected cash flow, annualized operating expense savings and restructuring charges from the Company’s reorganization and restructuring actions, improvement and development of the Company’s brokerage operations and lead generation capabilities, expected growth and development of the Powered by Zip network, the state of the housing market and related factors such as unemployment, housing inventory, foreclosures and lending standards, the Company’s objectives and plans for servicing consumers and agents, and statements under “Financial Outlook” concerning expected net revenues and adjusted EBITDA for the first quarter of 2012 and expected adjusted EBITDA for full year 2012. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, recently announced changes to the Company’s business model and operations that may not realize intended results, changes in lead patterns, agent turnover and agent productivity that may result from opening the Company’s website to provide users with access to more information before registration, the Company’s ability to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to reverse market share declines, to build its new and unproven Powered by Zip network, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2010. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net revenues	$18,522	$27,007	$85,149	$118,696

Operating costs and expenses
Cost of revenues (exclusive of amortization) (1)	9,781	15,457	45,757	67,185
Product development (1)	2,150	2,618	8,738	10,393
Sales and marketing	6,074	9,784	28,079	43,545
General and administrative	2,466	3,210	10,025	13,376
Restructuring charges, net	61	-	2,339	-
Total operating costs and expenses	20,532	31,069	94,938	134,499

Loss from operations	(2,010)	(4,062)	(9,789)	(15,803)
Interest income	7	33	58	253
Loss before income taxes	(2,003)	(4,029)	(9,731)	(15,550)
Provision for income taxes	-	-	-	-

Net loss	$(2,003)	$(4,029)	$(9,731)	$(15,550)

Net loss per share:
Basic and diluted	$(0.10)	$(0.20)	$(0.47)	$(0.76)

Weighted average common shares outstanding:
Basic and diluted	20,542	20,454	20,543	20,510

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (2) (unaudited)
Number of agents at beginning of period	2,043	3,305	3,403	3,085
Number of agents at end of period	1,701	3,403	1,701	3,403
Total value of real estate transactions closed during period (in millions)	$647.0	$1,087.9	$3,284.8	$4,955.2
Number of transactions closed during period (3)	2,921	4,930	14,255	22,013
Average net revenue per transaction during period (4)	$5,890	$5,155	$5,599	$5,162
Same market number of agents at beginning of period	1,918	2,464	2,532	2,277
Same market number of agents at end of period	1,701	2,532	1,701	2,532
Same market total value of real estate transactions closed during period (in millions)	$633.2	$906.0	$3,161.0	$4,093.7
Same market number of transactions closed during period (3)	2,850	3,755	13,489	16,655
Same market average net revenue per transaction during period (4)	$5,900	$5,538	$5,679	$5,549

(2)  Supplemental operating data includes owned-and-operated markets only.

(3) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4) Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

GAAP net loss as reported	$(2,003)	$(4,029)	$(9,731)	$(15,550)
Add back
Interest income	(7)	(33)	(58)	(253)
Depreciation and amortization	501	519	1,974	2,228
Stock-based compensation expense	308	979	1,610	3,672
Restructuring charges, net	61	-	2,339	-
Legal settlements (non-core operations)	268	-	878	-
Non-GAAP Adjusted EBITDA	$(872)	$(2,564)	$(2,988)	$(9,903)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$12,634	$13,393
Short-term investments	9,501	18,948
Accounts receivable, net of allowance of $35 and $103, respectively	1,209	1,959
Prepaid expenses and other current assets	2,002	2,123

Total current assets	25,346	36,423

Restricted cash	500	390
Property and equipment, net	2,211	2,712
Other assets	239	280

Total assets	$28,296	$39,805

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,096	$2,275
Accrued expenses and other current liabilities	4,337	7,450
Accrued restructuring charges, current portion	250	-

Total current liabilities	5,683	9,725

Other long-term liabilities	781	179

Total liabilities	6,464	9,904

Stockholders' equity

Common stock: $0.001 par value; 24,167 and 24,136 shares issued and 20,565 and 20,541 outstanding, respectively	24	24
Additional paid-in capital	158,080	156,384
Accumulated other comprehensive income (loss)	(3)	13
Accumulated deficit	(118,656)	(108,925)
Treasury stock, at cost: 3,602 and 3,595 shares, respectively	(17,613)	(17,595)
Total stockholders' equity	21,832	29,901

Total liabilities and stockholders' equity	$28,296	$39,805

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year Ended December 31,
	2011	2010

Cash flows from operating activities
Net loss	$(9,731)	$(15,550)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,952	2,198
Amortization of intangible assets	22	30
Stock-based compensation expense	1,610	3,672
Non-cash restructuring charges	59	-
Provision for doubtful accounts	(68)	74
Amortization (accretion) of short-term investment premium (discount)	164	626
Loss on disposal of property and equipment	127	120
Changes in operating assets and liabilities
Accounts receivable	818	(430)
Prepaid expenses and other current assets	121	603
Other assets	19	119
Accounts payable	(1,179)	655
Accrued expenses and other current liabilities	(3,113)	(1,319)
Accrued restructuring charges, current portion	250	-
Other long-term liabilities	602	(148)
Net cash used in operating activities	(8,347)	(9,350)

Cash flows from investing activities
Restricted cash	(110)	(280)
Purchases of short-term investments	(14,565)	(5,174)
Proceeds from sale or maturity of short-term investments	23,832	6,163
Purchases of property and equipment	(1,586)	(1,577)
Net cash provided by (used in) investing activities	7,571	(868)

Cash flows from financing activities
Proceeds from stock option exercises	35	159
Acquisition of treasury stock	(18)	(285)
Net cash provided by (used in) financing activities	17	(126)
Net decrease in cash and cash equivalents	(759)	(10,344)

Cash and cash equivalents at beginning of period	13,393	23,737

Cash and cash equivalents at end of period	$12,634	$13,393